Exhibit 4.1






         NUMBER                                                     SHARES

        --------                                                   --------


               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                         MNS EAGLE EQUITY GROUP IV, INC.
        The Corporation is authorized to issue 50,000,000 Common Shares -
                              Par Value $.001 each


This Certifies that____________________________________________________ is the
registered holder of ___________________________________________________Shares
                                                   Fully paid and non-assessable
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _________ day of ______________ A.D.____________


-----------------------------------       --------------------------------------
SECRETARY                                                              PRESIDENT

                                 (CORPORATE SEAL
                                    OMITTED)

     For Value Received, ______________ hereby sell, assign and transfer unto ___________________________________________, ________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated___________________    ________

     In presence of                   _________________________________________

___________________________________

NOTICE:  THE SIGNATURE OF THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE, IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY
CHANGE WHATEVER.